Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Heritage Financial Group, Inc.
Albany, Georgia

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the financial statements of Heritage Financial Group, Inc. for the year ended December 31, 2012, and have issued our report thereon dated March 15, 2013.  We have also audited the statement of assets acquired and liabilities assumed by HeritageBank of the South, a wholly-owned subsidiary of Heritage Financial Group, Inc. (collectively, “the Company”), pursuant to the Purchase and Assumption Agreement dated as of March 8, 2013 (the “Agreement”).  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed by HeritageBank of the South based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed by HeritageBank of the South is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by HeritageBank of the South as of  March 8, 2013 is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
May 24, 2013

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

March 8, 2013
Assets acquired:	(dollars in thousands)
Cash and cash equivalents	$55,660
Securities available for sale	22,241
Federal Home Loan Bank stock	1,897
Loans	73,326
Other real estate owned	786
Core deposit intangible	625
Other assets	1,788
Total assets acquired	156,323

Cash received to settle the acquisition	97,519

Total assets acquired including cash settlement	253,842

Liabilities assumed:
Deposits	212,086
Other borrowings	37,278
Other liabilities	1,964
Total liabilities assumed	251,328

Net assets acquired	$2,514

The accompanying notes are an integral part of these financial statements.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 1.  FDIC-ASSISTED ACQUISITION OF CERTAIN ASSETS AND LIABILITIES OF FRONTIER BANK

On March 8, 2013 (the “Closing Date”), HeritageBank of the South  (the “Bank”), a wholly-owned subsidiary of Heritage Financial Group, Inc  (the “Company”), entered into a certain Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) Receiver of Frontier Bank, Lagrange, Georgia (“Frontier”), and the FDIC acting in its corporate capacity, pursuant to which the Bank acquired a majority of all assets and  liabilities of Frontier (the “Acquisition”).

Frontier operated six full service branches located throughout south and southeast of Birmingham, Alabama and three branches located between LaGrange, Georgia and Auburn, Alabama. The Bank assumed all of the deposits of Frontier, totaling $212.0 million at fair value and acquired a majority of the loans totaling $73.3 million at fair value and an unpaid principal balance of $98.0 million.  Additionally, the Bank acquired other real estate owned (“OREO”) totaling $786,000 at fair value and investment securities available for sale totaling $22.2 million at fair value.

The assets acquired and liabilities assumed in the Acquisition are presented at their estimated fair values as of the Closing Date. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below.  These fair value estimates are considered preliminary and are subject to change after the Closing Date as additional information may become available.  The Bank and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices.  In addition, the tax treatment of FDIC-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the Closing Date.

NOTE 2.  BASIS OF PRESENTATION

The Bank has determined that the Acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements.  In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change.  The following is a description of the methods used to determine the fair values of significant assets and liabilities and the fair value determination of each involves significant estimates and assumptions.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the audited statement of assets acquired and liabilities assumed by the Bank.  The most significant assumptions related to this statement concern the estimates of fair value.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 2.  BASIS OF PRESENTATION (Continued)

Cash and cash equivalents

The carrying amount of these assets is a reasonable estimate of fair value based on their short term nature. Cash items consist of items that are readily convertible into cash and have maturities less than three months.

Securities available for sale

Investment securities were acquired at their fair values by pricing supplied by an independent third party investment broker.

Federal Home Loan Bank  stock

Federal Home Loan Bank of Atlanta (“FHLB”) stock was purchased at its fair value totaling $1.9 million.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, accrual status, fixed or variable interest rate, term of loan, prepayments, whether or not the loan was amortizing and a discount rate reflecting the Bank’s assessment of risk inherent in the cash flow estimates.  Loans were grouped together according to similar characteristics and were treated in the certain groups when applying various valuation techniques.

The Company elected to account for loans acquired in the Acquisition under ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality.  ASC Topic 310-30 applies to a loan with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. ASC Topic 310-30 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans that fall under its scope.  As of the Closing Date, the preliminary estimate of the cash flows expected to be collected for all ASC Topic 310-30 loans acquired in the Acquisition was $94.0 million and the estimated fair value of the loans was $72.8 million, net of an accretable yield of $21.2 million, the difference between the value of the loans on our balance sheet and the cash flows they are expected to produce.  These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments. As of the Closing Date, a portion of the loans were classified as loans with deteriorated credit quality and were valued based on the liquidation value of the underlying collateral because the future cash flows are primarily based on the liquidation of underlying collateral.  There was no allowance for loan losses established related to these FASB ASC Topic 310-30 loans as of the Closing Date, based on the provision of this standard.

Other Real Estate Owned (OREO)

Properties are recorded at their estimated fair values as of the Closing Date. Fair values of OREO are determined by sales agreement or appraisal, net of costs to sell based on estimation per the terms and conditions of the sales agreement or terms customary for real estate transactions.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 2.  BASIS OF PRESENTATION (Continued)

Core deposit intangible

This intangible asset represents the value of the relationships that Frontier had with its deposit customers.  The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Other assets

All other assets were recorded at Frontier’s book value which was determined to approximate fair value as of the Closing Date.

Deposits

The fair values used for the demand and savings deposits that comprise the accounts acquired in the Acquisition equal, by definition, the amount payable on demand at the reporting date.  The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Other borrowings

Other borrowings are recorded at estimated fair value as of the Closing Date using the contractual weighted average interest rate of the borrowings adjusted for the cost of similar funding at the time of acquisition.  The fair value adjustment is amortized to reduce interest expense on a declining basis over the average life of the borrowings.

Other liabilities

As a result of the $4.2 million bargain purchase gain on the Acquisition, the Bank recorded a $1.7 million deferred tax liability, related to the difference between the financial statement and tax basis of the acquired loans and OREO.  Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank.  All other liabilities were recorded at Frontier’s book value which was determined to approximate fair value as of the Closing Date.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 3.  NET ASSETS ACQUIRED

Under the terms of the Agreement, the FDIC agreed to transfer to the Bank (i) certain assets at a contractually-specified purchase price, (ii) certain assets at fair value and (iii) certain assets and liabilities at book value.  The assets acquired were not subject to a loss-sharing agreement but did include an asset purchase discount of $34.8 million.

Details related to the transfers, as of the Closing Date, are as follows:

	Acquired	Fair Value and Other Adjustments		As Recorded by the Company
Assets	(dollars in thousands)
Cash and cash equivalents	$55,660	$97,519	(a)	$153,179
Securities available for sale	22,241	-		22,241
Federal Home Loan Bank stock	1,897	-		1,897
Loans	98,041	(24,715)	(b)	73,326
Other real estate owned	1,620	(834)	(c)	786
Core deposit intangible	-	625	(d)	625
Other assets	1,788	-		1,788
Total Assets	$181,247	$72,595		$253,842

Liabilities
Noninterest-bearing deposits	$23,683	$-		$23,683
Interest-bearing deposits	187,896	507	(e)	188,403
Other borrowings	32,068	5,210	(f)	37,278
Deferred tax liability	-	1,675	(g)	1,675
Other liabilities	289	-		289
Total Liabilities	$243,936	$7,392		$251,328
Liabilities assumed over assets acquired	$62,689
Aggregate fair value adjustments		$65,203
Gain on acquisition, net of tax				$2,514

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 3.  NET ASSETS ACQUIRED (Continued)

Explanations

(a)	The adjustment represents the cash received from the FDIC to reflect the acquisition of excess liabilities assumed over assets acquired and the asset purchase discount.
(b)
The adjustment reflects fair value adjustments based on the evaluation of the acquired loan portfolio. The fair value adjustment includes adjustments for estimated credit losses, liquidity and servicing costs.

(c)	The adjustment represents the estimated assessment to fair value in the acquired other real estate owned.
(d)
The adjustment represents the consideration paid for the value of the core deposit base assumed in the acquisition.  The core deposit asset was recorded as an identifiable intangible asset and will be amortized on an accelerated basis over the average life of the deposit base, estimated to be ten years.

(e)
The adjustment is necessary because the weighted average interest rate of the CD's acquired exceeded the cost of similar funding at the time of acquisition.  The fair value adjustment will be amortized to reduce interest expense on a declining basis over the average life of the portfolio.

(f)
The adjustment is necessary because the weighted average interest rate of the other borrowings assumed exceeded the cost of similar funding at the time of acquisition.  The fair value adjustment will be amortized to reduce interest expense on a declining basis over the average life of the borrowings.

(g)	The amount represents the deferred tax liability recorded as a result of the recorded gain on acquisition.

NOTE 4.  INVESTMENT SECURITIES

The table below reflects the type of acquired investment securities and related fair value as of the Closing Date:

Security Type	Fair Value	Average Yield	Average Maturity (years)
	(dollars in thousands)
Agency	$9,972	1.00%	7.40
Agency Mortgage-Backed	10,971	1.03%	11.40
Taxable Municipal	1,298	3.34%	14.16
	$22,241	1.15%	9.77

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 5.  LOANS

The following table presents information regarding the loan portfolio acquired as of the Closing Date at fair value:

	Loans With a Deterioration of Credit Quality	Loans Without a Deterioration of Credit Quality	Total Loans, at Fair Value
	(dollars in thousands)
Commercial real estate	$2,655	$22,064	$24,719
Residential real estate	1,178	31,967	33,145
Construction and land	1,647	5,697	7,344
Commercial and industrial	217	3,655	3,872
Consumer and other	41	4,205	4,246
	$5,738	$67,588	$73,326

The acquired portfolio contained both fixed and variable rate loans. The following table provides information about the portfolio according to loan rate type and at fair value as of the Closing Date:

				Fair Value Amounts With
	Fair Value	Effective Yield	Maturity (Years)	Fixed Rates	Variable Rates
	(dollars in thousands)
Commercial real estate	$22,064	6.18%	12.50	$9,482	$12,582
Residential real estate	31,967	5.58%	16.16	21,334	10,633
Construction and land	5,697	5.11%	5.17	444	5,253
Commercial and industrial	3,655	6.46%	8.00	735	2,920
Consumer and other	4,205	6.74%	9.17	4,013	192
Nonperforming	5,738	0.00%	-	5,738	-
	$73,326	5.40%	12.25	$41,746	$31,580

Purchased loans accounted for under ASC Topic 310-30 will likely cause the actual yields to differ from the contractual amounts for the loan portfolio shown above.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 5.  LOANS (Continued)

The following table presents purchased loans accounted for under ASC Topic 310-30 as of the Closing Date:

	Acquired Loans Without Specific Evidence of Deterioration in Credit Quality	Acquired Loans With Specific Evidence of Deterioration in Credit Quality	Total Loans Acquired
	(dollars in thousands)
Contractually required principal and interest	$98,747	$18,284	$117,031
Non-accretable difference	(10,733)	(12,285)	(23,018)
Cash flows expected to be collected	88,014	5,999	94,013
Accretable yield	(20,928)	(261)	(21,189)
Basis in acquired loans	$67,086	$5,738	$72,824

NOTE 6.  INTANGIBLE ASSETS

The statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $625,000 as of the Closing Date.  The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years.  The Bank will review the valuation of this intangible asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Bank will record the impairment as an expense in its consolidated statement of income.

In connection with the Acquisition, the fair value of the assets acquired exceeded the consideration paid. Accordingly, no goodwill was recorded as a result of the Acquisition and the Bank recorded a pre-tax bargain purchase gain of $4.2 million.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 7.  DEPOSITS

Deposits assumed consist of the following as of the Closing Date:

	Fair Value	Weighted Average Contractual Yield
	(dollars in thousands)

Demand deposits	$23,683	0.00%
Interest-bearing demand deposits	34,360	0.10%
Savings deposits	55,462	0.48%
Time deposits	98,581	1.01%
Total	$212,086	0.61%

As of the Closing Date, there were no scheduled maturities of time deposits with balances of $250,000 or greater.

As of the Closing Date, a portion of the acquired time deposits were concentrated in national or out-of-market deposit accounts that had no identifiable relationship with the Bank.  In accordance with certain guidelines, the Company adjusted the contractual rates of the out-of-market time deposits to levels deemed to be market level rates.  Customers whose rates were adjusted had the right to redeem their time deposits without a penalty for early withdrawal.

Contractual Maturity	Balance	Contractual Yield	Adjusted Yield	Percentage Deemed Out-of-Market
	(dollars in thousands)
0 to 3 months	$747	1.48%	0.10%	100.0%
Over 3 to 6 months	698	0.40%	0.10%	100.0%
Over 6 to 12 months	4,470	0.54%	0.10%	100.0%
Over 1 to 2 years	8,943	1.08%	0.10%	100.0%
Over 2 years	1,119	1.51%	0.10%	100.0%
	$15,977	0.95%	0.10%	100.0%

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
BY HERITAGEBANK OF THE SOUTH
(A Wholly-Owned Subsidiary of Heritage Financial Group, Inc.)

NOTE 8.  OTHER BORROWINGS

Other borrowings assumed consist of the following as of the Closing Date:

	Fair Value	Fair Value Effective Rate	Contract Balance	Contract Rate
	(dollars in thousands)
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due November 25, 2020.	$5,866	1.66%	$5,000	4.05%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due April 22, 2019.	6,019	1.29%	5,000	4.75%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due December 6, 2016	7,826	0.71%	7,000	3.90%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due June 26, 2017.	11,685	0.82%	10,000	4.81%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due June 29, 2017	5,808	0.83%	5,000	4.64%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due April 15, 2014	26	0.28%	24	7.67%
Advance from Federal Home Loan Bank with interest at a convertible fixed rate due April 15, 2014	48	0.28%	44	7.67%
	$37,278	1.01%	$32,068	4.46%

NOTE 9.  SUBSEQUENT EVENTS

The Bank has evaluated subsequent events prior to May 24, 2013, the date of this Current Report on Form 8-K/A.  There were no reportable events.